Exhibit 99.1

CORONUS SOLAR INC.

Suite 1100 - 1200 West 73rd Avenue Vancouver, B.C. V6P 6G5 Canada	Telephone 604-267-7078 Facsimile 604-267-7080 www.coronusenergy.com

NEWS RELEASE For Immediate Release	OTCBB - CRNSF
INTERCONNECTION FINANCIAL SECURITY POSTING --- ENTRY INTO VACANT LAND PURCHASE AGREEMENT --- ENTRY INTO POWER PURCHASE AGREEMENTS

Vancouver, B.C. – December 13, 2012 – Jeff Thachuk, President of Coronus Solar Inc. (the “Company”) announced today that, on December 3, 2012, pursuant to the Southern California Edison (“SCE”) interconnection request for solar PV project Coronus 29-Palms North 1, the Company’s wholly-owned subsidiary, Coronus Energy Corp. (“Coronus”), posted with SCE the initial interconnection financial security, in the amount of USD $29,500. This amount was determined by the results of the Combined System Impact and Facility Study Agreement Coronus entered into with SCE on June 16, 2011, which the Company first reported in its News Release dated June 21, 2011.

On December 6, 2012, Coronus, entered into a Vacant Land Purchase Agreement (the “Twentynine Palms North Re-Site Agreement”). Under the Twentynine Palms North Re-Site Agreement, Coronus agrees to acquire a 160 acre parcel of vacant land, situated north of Twentynine Palms, in the County of San Bernardino, California, from multiple parties. The purchase price is USD $400,000, all cash. Close of escrow is December 31, 2012. Coronus deposited USD $50,000 into escrow and agrees to deposit an additional USD $350,000 within sufficient time to close escrow. The Twentynine Palms North Re-Site Agreement is contingent on the clear transfer of title.

On December 7, 2012 (the “Joshua Tree East PPAs Effective Date”), the Company’s wholly-owned subsidiaries, Coronus Joshua Tree East 1 LLC, Coronus Joshua Tree East 2 LLC, Coronus Joshua Tree East 3 LLC, Coronus Joshua Tree East 4 LLC, and Coronus Joshua Tree East 5 LLC, entered into five identical Power Purchase Agreements (the “Joshua Tree East PPAs”) with SCE. The Joshua Tree East

PPAs relate to the Company’s applications for interconnection service and the CREST tariff for five 1.5 MW solar PV power systems (the “Joshua Tree East 1, Joshua Tree East 2, Joshua Tree East 3, Joshua Tree East 4, and Joshua Tree East 5 Projects”) on the 56.03 acre parcel of vacant land, situated east of Joshua Tree, in the County of San Bernardino, California (the “Joshua Tree East Property”), Coronus acquired on June 30, 2011.

The Joshua Tree East PPAs are standardized, must-take, full buy/ sell, power purchase agreements, where SCE purchases all of the Joshua Tree East 1, Joshua Tree East 2, Joshua Tree East 3, Joshua Tree East 4, and Joshua Tree East 5 Projects’ generation, net of station use. The term of the Joshua Tree East PPAs is 20 years. The price SCE pays for the generation shall be premised on the adopted 2011 Market Price Referent, and shall be adjusted according to SCE’s time of delivery periods and energy allocation factors, as scheduled in the Joshua Tree East PPAs. Initial operation of the Joshua Tree East 1, Joshua Tree East 2, Joshua Tree East 3, Joshua Tree East 4, and Joshua Tree East 5 Projects must be no later than eighteen months from the Joshua Tree East PPAs Effective Date. The Joshua Tree East PPAs include, but are not limited to, provisions in respect of termination, facility operation, billing and payment, curtailment, and insurance. Additionally, on or before the thirtieth day following the Joshua Tree East PPAs Effective Date, the Company is required to post and maintain development fees (the “Joshua Tree East PPAs Development Securities”) equal to USD $36,736 per Joshua Tree East PPA. If, on or before initial operation, the Company demonstrates to SCE's satisfaction that it has installed all of the equipment or devices necessary for us to satisfy the gross power rating of the generating facilities, SCE shall return the Joshua Tree East PPAs Development Securities to the Company within thirty days of each facility’s initial operation.

On behalf of the Board of Directors,

Coronus Solar Inc.

“Jeff Thachuk ”

Jeff Thachuk
President

Forward Looking Statements:  Statements included in this announcement, including statements concerning our plans, intentions and expectations, which are not historical in nature are intended to be, and are hereby identified as, “forward-looking statements”. Forward-looking statements may be identified by words including “anticipates”, “believes”, “intends”, “estimates”, “expects” and similar expressions. The company cautions readers that forward-looking statements, including without limitation those relating to the company's future operations and business prospects, are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements.